UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 16, 2015, Walker & Dunlop, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”), and FIF V WD LLC, FCOF UB Investments LLC, FCOF II UB Investments LLC, FTS SIP L.P., FCO MA II UB Securities LLC and FCO MA LSS LP (collectively, the “Selling Stockholders”) pursuant to which the Selling Stockholders agreed to sell 8,246,534 shares of the Company’s common stock owned by the Selling Stockholders, par value $0.01 per share, to the Underwriter at a price of $15.60 per share of common stock. The Company will not receive any proceeds from the sale of the common stock by the Selling Stockholders in this offering. The Selling Stockholders are funds managed by affiliates of Fortress Investment Group LLC.

In addition under the terms of the Underwriting Agreement, the Company will repurchase from the Underwriter 3,000,000 shares being sold by the Selling Stockholders concurrently with, and subject to, the closing of the offering. The Company’s per-share price will be the same as the per-share price payable by the Underwriter to the Selling Stockholders. The repurchased shares will no longer be outstanding following the completion of the offering. The Company expects to fund the share repurchase with cash on hand. As of the completion of the offering and the repurchase of shares by the Company, the Selling Stockholders will no longer hold shares in the Company.

The offering was made pursuant to a registration statement filed with the Securities and Exchange Commission on October 4, 2012 (File No. 333-184297), a base prospectus, dated November 30, 2012, included as part of the registration statement, and a prospectus supplement, dated March 16, 2015 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.

The Underwriter has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. The Underwriter has received, and may in the future receive, customary fees and commissions for these transactions.

The Company is filing the opinion of its counsel, Hogan Lovells US LLP, as Exhibit 5.1 hereto, regarding the legality of the shares of common stock covered by the Prospectus Supplement. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement, and into the Prospectus Supplement.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 16, 2015, by and among the Company, Morgan Stanley & Co. LLC, and FIF V WD LLC, FCOF UB Investments LLC, FCOF II UB Investments LLC, FTS SIP L.P., FCO MA II UB Securities LLC and FCO MA LSS LP

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the common shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: March 18, 2015	By:	/s/ Richard M. Lucas
Name: Richard M. Lucas
Title: Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 16, 2015, by and among the Company, Morgan Stanley & Co. LLC, and FIF V WD LLC, FCOF UB Investments LLC, FCOF II UB Investments LLC, FTS SIP L.P., FCO MA II UB Securities LLC and FCO MA LSS LP

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the common shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)